MASTER PURCHASE, SUPPLY AND DISTRIBUTION AGREEMENT

This MASTER PURCHASE·, SUPPLY AND DISTRIBUTION AGREEMENT (this "Agreement"), dated as of May 1, 2013, by and between · Millennium Medical Devices LLC, a New York limited liability company having an address at 400 Garden City Plaza, Suite 440, Garden City, New York 11530 ("Millennium"), and Heart Smart Inc., ·a New York corporation with an address at 1160 Jericho Turnpike, Huntington, New York 11743 (the "Company").

WITNESSETH

WHEREAS, the Company is engaged in the business of selling and distributing the VasoScan Early Detection and Assessment Test (each, a "Unit" and collectively, the "Product").

WHEREAS , the Company desires to sell the Product to Millennium as the Company's exclusive master distributer for exclusive distribution, sales and marketing throughout the Territory (as defined below).

WHEREAS, Millennium desires to purchase the Product from the Company and market, distribute and sell the Product in the Territory, on an exclusive basis.

NOW THEREFORE, in consideration of the mutual premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Purchase, Supply, and Distribution

(a)	Purchase; Supply; Exclusivity.

i.	Millennium hereby agrees to purchase from the Company, and the Company hereby agrees to sell to. Millennium the Product, subject to the terms and conditions contained herein.

ii.	The Company hereby agrees to attempt to make all reasonable and customary arrangements necessary to supply to Millennium all of Millennium's reasonable request s for the Product as Millennium's customers may require during the term of this Agreement.

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Millennium shall be the only firm, company, corporation, entity or person authorized to market, distribute and sell the Product in the Territory. The Company shall not sell or distribute the Product under its own brand name or otherwise directly or indirectly to or through any firm, company, corporation, entity or person, other than Millennium, within the Territory during the term of this Agreement, however, at any time the Company may refer to Millennium, groups to be considered for sales subcontractor agreements for the Product under Millennium .. For the purposes of this Agreement, "Territory" shall mean The United States. This exclusivity will become effective immediately, however, until such time that Millennium completes the purchase of the first *, the Company’s existing internal sales force shall be entitled to continue to sell the Product into the marketplace. Immediately upon Millennium completing the purchase of the *, the Company shall assign over their existing sales I sales force to Millennium. In order to maintain this exclusivity, Millennium needs to have completed purchases totaling a minimum of * in the * months with completed purchases totaling a *  Units within the *, with a minimum * additional Units to be completed by the end of the following * period. During the term of this Agreement, so long as Millennium's exclusive status and rights are effective under this Agreement, Millennium shall not alone or in any capacity with any other entity, without the prior written consent of Company in each instance, directly or indirectly, solicit, purchase, advertise, promote, market, distribute, lease or sell any goods, or represent in any manner any other manufacturer, dealer or distributor, specific to the Product or to be in direct competition with the Product.

ii.	Notwithstanding anything in this Agreement to the contrary, Millennium shall be permitted to market, distribute and sell the Product in any territory, jurisdiction, country or region.

iii.	Millennium agrees to purchase from the Company at least fourteen (14) Units at a purchase price * per Unit as an initial order with the following purchase price schedule for all subsequent orders; 15 -50 Units at * per Unit, 51 - I 00 Units at * per Unit, 101 -200 Units at * per Unit and 201 or more Units at * per Unit; provided. however, notwithstanding the foregoing, each of the Company and Millennium expressly agree that nothing herein shall obligate Millennium to . Purchase any minimum quantity of the Product from the Company, or obligate Millennium to purchase the Product exclusively from the Company.

* The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission (“SEC”).

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$          per Unit; provided, however, notwithstanding the foregoing, each of the Company and Millennium expressly agree that nothing herein shall obligate Millennium to . Purchase any minimum quantity of the Product from the Company, or obligate Millennium to purchase the Product exclusively from the Company.

(b)          Marketing , Sale and Distribution . Millennium shall use its commercially reasonable efforts to market, sell and distribute the Product in the Territory.

(c)          License. The Company hereby grants to Millennium a license to use the Company's trademarks, trade names, copyrights, patents, literature, promotional and marketing materials, press releases, logos and images in connection with the marketing, promotion and sale of the Product.·

2.          Consideration.

(a)          Purchase Price. The Company agrees to sell the Product to Millennium pursuant to the pricing schedule as set forth in Section

(b)          Payments. Until such time that the Company receives credit terms from the manufacturer, all orders are to be paid in full at time of delivery to Millennium. Millennium will provide proof of funds at the time order is placed with. The Company and released upon delivery from the Company to Millennium. ·

3.          Representations and Warranties of the Company. The Company hereby represents and warrants to Millennium that:

(a)          Organization and Authorization . The Company is a corporation duly organized under the Jaws of the State of New York and it has all necessary corporate power to enter into this Agreement. The execution and delivery of this Agreement has been duly authorized by all necess.ary corporate action and this Agreement, once executed and delivered, shall be a legal, valid and binding obligation of the Company enforceable in accordance with their respective terms.

(b)          Compliance. The Product provided hereunder shall conform to and be in compliance with all applicable laws and regulations·, be free from defect, claim, encumbrance or lien, and be of ·satisfactory and merchantable quality and fit for the particular purpose and use intended by Millennium and Millennium's customers. The Company represents and expressly warrants that it has and shall at all times throughout the term of this Agreement has, whether by right, title or interest, including by license or otherwise, the intellectual property rights that are required to use, manufacture, market, offer to sell, sell, import and export the Product in accordance with the terms of this Agreement and that neither this Agreement nor the act of any party pursuant hereto shall infringe any third party rights. The Company further warrants that it shall comply with all applicable laws and regulations with respect to the sale of the Product to Millennium, and any Product sold and delivered by the Company to Millennium will be suitable for sale. To its customers and that the Product provided hereunder may be lawfully sold to the end users in the Territory.

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4.          Representations and Warranties of Millennium. Millennium hereby represents and warrants to the Company that:

(a)          Organization and Authorization . Millennium is a limited liability company duly organized under the laws of the State of New York, it has all necessary power to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized by all necessary corporate action and this Agreement, once executed and delivered, shall be a legal, valid and binding obligation .of the Company enforceable in accordance with its terms.

(b)          No Reverse Engineering. During and after the term of this Agreement, Millennium agrees not to, and not to authorize or knowingly permit any of its current or future directors, officers, employees, subcontractors, agents, consultants, customers or any third person or party to decompile, disassemble or reverse engineer the Product or any portion thereof, or attempt to engage in any of the foregoing activities. Millennium shall immediately notify the Company in writing if, to Millennium' s knowledge, any of Millennium's former, current or future directors, officers, employees, subcontractors, agents, consultants or customers, or any third person or party decompiles, disassembles or reverse engineers the Products or any portion thereof, or attempts to engage in any of the foregoing activities.

5.          Term. The Agreement shall become effective on the date first written above, and unless earlier terminated in accordance with the provisions hereof, shall continue in full force and effect for a period of *. Unless this Agreement has been terminated as provided herein, this Agreement shall automatically renew for additional one (1) year periods.

6.          Termination:

In the event of the occurrence of any of the following events to either the Company or Millennium, the other party may terminate the Agreement by written notice to the other party:

i.	If either party continues in default of any material obligation imposed on it herein, in any agreement concluded hereunder or in connection herewith, for more than thirty (30) days after written notice is given to the other party requesting the party. In default ·to remedy such default; or

* The confidential portion has been so omitted and filed separately with the SEC.

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ii.	If either party shall (i) be dissolved, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself of all or a substantial part of its property, (iii) make a general assignment for the benefit of its or his creditors, (iv) commence a voluntary case under Title 11 of the United States Bankruptcy Code or any successor .thereto (the "Bankruptcy Code"), any state bankruptcy law or any law similar to any of the foregoing, (vi) file a petition seeking to take advantage of any Jaw relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the part)' in an involuntary case under the Bankruptcy Code, any state bankruptcy law or any law with a purpose or otherwise similar to any of the foregoing.

7.          Quality Control.

(a)          The Company shall a:t all times provide the Product in conformity with good practices of the medical supply industry in the United States, which shall be no lower than such standards as are customary for the Company's other customers obtaining comparable products or services.

(b)          All Products shall be packaged and labeled by the Company. ·

(c)          The Company agrees to supply, at its sole cost and expense, all of the required equipment and ·facilities necessary to perform its obligations under this Agreement.

(d)          The Company shall deliver the Product to Millennium in full, final and finished condition, in compliance with all applicable Laws and regulations, free from defect, claim, encumbrance or lien, and of satisfactory quality and fit for the particular purpose and use intended by Millennium and Millennium's customers.

(e)          In connection with each request for the Product, Millennium shall be responsible for providing to the Company all data in suitable format as specified by the Company, including specifications for quantities, turn-around times and other relevant specifications, and the Company ·shall be responsible for complying in all. Material respects with the each request by Millennium for the Product pursuant to this Agreement.

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8.          Indemnification.

(a)          The Company agrees to indemnify and hold Millennium, its managers, members, officers, and employees (collectively, ''Millennium Indemnified Parties"; each, a "Millennium Indemnified Party ") harmless from and against any and all costs, losses, liabilities, damages, claims or expenses (including without limitation reasonable attorney's fees and expenses) (collectively, "Losses"). incurred by an Indemnified Party arising out of, related to, occasioned by or attributable to: (i) any claims made against a Millennium Indemnified Party related to the Products sold, marketed or distributed by Millennium ; (ii) any breach by the Company or any of its directors, officers, employees or agents of any representation , warranty or covenant made by the Company herein ; or (iii) the gross negligence or willful misconduct on the part of the Company, or any of its directors , officers, employees or agents in its/their performance of this Agreement. Notwithstanding anything herein to the contrary, the foregoing indemnity will not apply to Losses to the extent that such Losses have resulted from the willful misconduct, bad faith, fraud or gross negligence of, or breach of this Agreement by, a Millennium Indemnified Party. Neither the Company, nor its directors, officers, employees, subcontractor s, or agents shall have any authority or power to bind Millennium to any agreement or obligation, written or oral; without Millennium's express written consent.

(b)          Except for Company's obligation to repair or replace a defective or malfunctioning Product, Company shall have no liability resulting from the placement of the Product, or from Millennium’s acts or omissions. Millennium shall defend, indemnify and hold the Company, its directors, officers, employees, agents, affiliates and representatives harmless from and against any and all losses, claims, suits, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees, court costs and litigation expenses) arising out of or relating to any acts or omissions on the part of Millennium or its directors, officers, employees, subcontractors, or agents in connection with or relating to the Product or the promotion, advertising, marketing, distribution, sale, support or servicing thereof. Neither Millennium, nor its directors, officers, employees, subcontractors, or agents shall have any authority or power to bind the Company to any agreement or obligation, written or oral, without the Company's express written consent.

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9.          Confidentiality.

(a)          Millennium and the Company will not, during or subsequent to the term of this Agreement: (i) use Confidential Information (as defined herein) for any purpose whatsoever other than the performance of the transactions contemplated in this Agreement, or (ii) disclose Confidential Information to any third party without the Company's prior written approval; provided however, in each such case, each party shall be able to use and disclose such Confidential Information as necessary to permit such party to perform its obligations under this Agreement : Millennium and the Company agree that all Confidential Information will remain the sole property of the disclosing party. Millennium and the Company also agree to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. For purposes of this Section 9, the term "Confidential Information" as used in this Agreement shall mean information not generally available to the public, including without limitation, trade secrets, patented or other proprietary information, forms, information regarding operations, systems, methods, processes, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data of each party. Confidential Information does not include information that (i) is known to the receiving party at the time of disclosure to such party, (ii) has become publicly known and made generally available through no wrongful act of the receiving party, (iii) has been rightfully received by the receiving party from a third party who is authorized to make such disclosure, or (iv) is proven by competent evidence by the receiving party that it was independently conceived or discovered by such party without reference to or use of the disclosing party's confidential information.

(b)          Millennium and the Company each acknowledge that such covenants are necessary to protect the legitimate business interests of the Company and Millennium and that any violation thereof would result in irreparable harm to the Company or Millennium. Accordingly, each party agrees that upon the violation or threatened violation by such party of y of the restrictions contained in _this Section -9, the other party shall be entitled to obtain from any court of competent jurisdiction a . Preliminary and permanent injunction (without. the necessity of posting a bond or other security) as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restriction s are adjudged unreasonable in Any proceeding, then the parties agree that the period of time or scope of such restriction s (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable .

10.          Force Majeure. Any delays in or failure of performance by either party under this Agreement shall not be considered a breach hereof if such delay or failure is occasioned by an event beyond the reasonable control of the party affected ("force majeure "); provided that any party whose performance is so delayed shall give prompt notice thereof to the other party and shall use all reasonable endeavors to comply with the terms of this Agreement as soon as possible. Force majeure in this context shall include acts of government, acts of God, fires, floods, explosions, riots, civil disturbances, strikes, insurrections, earthquakes, wars, rebellion and epidemics.

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11.          Relationship of Parties. The relationship between the parties hereto is that of independent contractors. Neither party hereto is an agent, partner .or employee of the other and neither party has any righter any other authority to enter into any contract or undertaking in the name of or for the account of the other or to either assume or create any obligation of any kind, express or implied, on behalf of the other, nor will the act or omissions of either create any liability for the other. This Agreement shall in no way constitute or give rise to a partnership between the parties.

12.          Assignment. Neither this Agreement nor any right, title, interest or obligation hereunder shall be assignable or transferable by either party without the prior written consent of the other party, not to be unreasonably withheld, conditional or delayed; provided that either party may assign its right, title, interest or obligation hereunder to a corporation which controls, is controlled by or is under common control with such party.

13.          Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices and such other communication s may be delivered either (a) personally, against written receipt therefore .or (b) by means of (i) a recognized overnight courier service (such as Federal Express, DHL, Airborne Express or U.S.P.S. Express Mail), (ii) postage paid, certified or registered mail, return receipt requested, or (iii) Electronically confirmed facsimile or e-mail transmission. Notices shall be addressed as follows:

If to the Company:

HeartSmart, Inc.

1160 E. Jericho Turnpike, South Wing

Huntington, New York 11743

Attention: Steve Seltzer

Tel: 631-676-3749

Fax: _______________________

Email: smseltzer@gmail.com

With a copy to:

_______________________________

_______________________________

Tel:____________________________

Fax:____________________________

Email:___________________________

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If to Millennium:

Millennium Medical Devices LLC

400 Garden City Plaza, Suite 440

Garden City, New York 11530

Attention: Chris Amandola

Tel: (516) 628-5500

Fax: (516) 628-5400

Email :chris@millenniumhcs.com

With a copy to:

Finkelstein & Feil, PC

666 Old Country Road, Suite 210

Garden City, NY 11530

Attention: Michael Finkelstein, Esq.

Tel: (516) 280-3660

Fax: (516) 280-3661

Email: msf@finkelsteinfeil.com

or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 13. Each such notice, demand, request or other communication shall be deemed given (x) on the date of personal delivery, (y) on the first business day following the date of delivery to the overnight courier service or facsimile or e-mail transmission, or (z) three business days following such certified or registered mailing .

14.          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. Each party hereby irrevocably and unconditionally consents and agrees that all actions, suits or other proceedings arising under or in connection with this Agreement shall be tried and litigated in state or federal courts located in the county of Nassau in the State of New York, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Agreement and each party hereto waives any objection it may have now or hereafter have to venue or to convenience of forum .

15.          Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

16.          Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding concerning the subject matter hereof and supersedes and replaces any prior negotiations; proposed agreements and agreements, oral or written , with respect thereto. This Agreement may not be modified, amended or terminated except by a writing signed by both parties and their authorized representatives.

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17.          Countemarts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Any executed signature page delivered by facsimile transmission shall be binding to the same extent as an original executed signature page, · without regard to any agreement subject to the terms hereof or any amendment thereto.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HEARTSMART, INC.

By:	/s/ Stein Selter
Name: Stein Selter
Title: CEO

MILLENNIUM MEDICAL DEVICES LLC

By:	/s/ Chris Amandola
Name: Chris Amandola
Title: President